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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Bala Cynwyd, PA


         We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated August 23, 1996, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

         We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                /s/ BDO Seidman, LLP
                                                    BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
May 21, 1997